                                                                     EXHIBIT 4.1

       Specimen Certificates for Shares of Common and Preferred Stock of
                               Cal Water Delaware

[Lace edging 1 1/2 inches wide        [California Water Service            CALIFORNIA WATER                [Lace edging 1 1/2 inches
down left side of                     Group Logo]                           SERVICE GROUP                  wide down right side of
Certificate]                                                                                               Certificate broken by
                                                                                                           lined stripe]
                                                              THIS CERTIFICATE IS TRANSFERABLE IN            [lined stripe 1.5 mm]
             COMMON STOCK                                     BOSTON OR NEW YORK                                    SHARES

             WITHOUT PAR VALUE                                CUSIP  130788 10 2

             INCORPORATED UNDER THE LAWS OF THE               SEE REVERSE FOR CERTAIN DEFINITIONS
             STATE OF CALIFORNIA                              AND A STATEMENT AS TO THE RIGHTS,

                                                              PREFERENCES, PRIVILEGES AND
                                                              RESTRICTIONS ON SHARES

               THIS CERTIFIES THAT



               IS THE OWNER OF

                     FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF                               [Text to the left also
                                                                                                           stamped with the
                                                                                                           following: "State
                                                                                                           of Incorporation
                                                                                                           Changed to Delaware"]

             [In Script] California Water Service Group, transferable on the books of the corporation by the holder hereof in person or by attorney upon surrender of this certificate properly endorsed. Any owner, holder or transferee of the stock represented by this certificate takes the same expressly subject to the provisions of the Restated Articles of
             Incorporation and the By-Laws of the corporation and to any amendment or amendments of the Restated Articles of
             Incorporation or the By-Laws. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

                      Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

[*CALIFORNIA WATER
  SERVICE GROUP*
   INCORPORATED
      SEAL
JANUARY 16, 1997
   CALIFORNIA
                               Dated:                                                                 California Water Service Group

                               COUNTERSIGNED AND REGISTERED                         [Family of four         [FACSIMILE SIGNATURE]
                                        Bank Boston, N.A.                             IN FRONT OF                 PRESIDENT
                                                TRANSFER AGENT AND REGISTRAR         forest scene]          CHIEF EXECUTIVE OFFICER
[1.0 mm stripe]                BY       [FACSIMILE SIGNATURE]                                               [FACSIMILE SIGNATURE]
                                         AUTHORIZED SIGNATURE                                                      SECRETARY

                   [REVERSE SIDE OF COMMON STOCK CERTIFICATE]
                         CALIFORNIA WATER SERVICE GROUP

        The Company is authorized to issue common shares without par value and preferred shares of the par value of $25 each. The preferred shares are issuable in series and the Board of Directors is authorized by the Restated Articles of Incorporation to fix or alter from time to time the number of shares constituting any wholly unissued series of preferred shares and to fix or alter from time to time the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices or the liquidation preferences (including the absence or limited grant of any such rights or preferences) of any wholly unissued series of preferred shares.

        A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof as established by the Restated Articles of Incorporation (or by any certificate of determination of preferences) and the number of shares constituting each series or class and the designation thereof is available, upon request and without charge, at the office of the Corporate Secretary, 1720 North First Street, San Jose, California 95112-4598, or at the office of the Transfer Agent.

        THIS CERTIFICATE: ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN CALIFORNIA WATER SERVICE GROUP AND BANKBOSTON, N.A. DATED AS OF FEBRUARY 12, 1998 (THE "RIGHTS AGREEMENT"). THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CALIFORNIA WATER SERVICE GROUP UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE RIGHTS AGREEMENT. SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. CALIFORNIA WATER SERVICE GROUP WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN RELATED PERSONS WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common    UNIF GIFT MIN ACT  ____ Custodian ____
                                                              (Cust.)

(Minor)
        TEN ENT -  as tenants by the entireties              under Uniform Gifts
                                                                to Minors Act

        JT TEN  -  as joint tenants with right of            -------------------
                   survivorship and not as tenants                (State)
                   in common

                           Additional abbreviations may also be used though not in the above list.
[In script] For Value received, ___________ hereby sell assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE


--------------------------------------



--------------------------------------------------------------------------------
   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


------------------------------------------------------------------------  Shares
of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


----------------------------------------------------------------------  Attorney
to transfer the said Stock on the books of the within-named Company with full power of substitution in the premises.
Dated
      --------------------

In Presence of
              --------------------


----------------------------------
SIGNATURE(S) GUARANTEED

----------------------------------
The signature should be guaranteed by a brokerage firm or a financial institution that is a member of a securities appointed Medallion program, such as Securities Transfer Agents Medallion Program (STAMP). Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

[Green lace edging 1/2 inches wide around Certificate with corner shields on two top corners.]

                        THIS CERTIFICATE IS TRANSFERABLE
                          IN BOSTON, MA OR NEW YORK, NY

                                    [Engraving of river and waterfall                   [Green shield (1-3/4" by 1-1/4") with SHARES
[Green shield (1-3/4"       with city scene on left and country scene on right]            engraved and empty Block beneath.]
by 1-1/4") with NUMBER
engraved and Block                    CALIFORNIA WATER SERVICE GROUP
 with SFC in black        INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA
     and bold]                               JANUARY 16, 1997

    "SERIES C"                                                                                         "SERIES C"
  PREFERRED STOCK                                                                                    PREFERRED STOCK

[In light green           THIS CERTIFIES THAT                                                       CUSIP  130788 20 1
 striped box.]                                                                                     SEE REVERSE SIDE FOR
                                                                                                    CERTAIN DEFINITIONS


                          IS THE OWNER OF

                          [Text below also stamped with the following:
                          "State of Incorporation Changed to Delaware"]

[End light green box.]

        FULLY PAID SHARES OF THE PAR VALUE OF TWENTY-FIVE DOLLARS ($25.00) EACH OF THE 4.4% CUMULATIVE PREFERRED STOCK, SERIES C"
OF CALIFORNIA WATER SERVICE GROUP, transferable on the books of the corporation in person or by attorney upon surrender of this certificate properly endorsed. Any owner, holder or transferee of the stock represented by this certificate takes the same expressly subject to the provisions of the Amended Articles of Incorporation or the By-Laws of the corporation and to any amendment or amendments of the Amended Articles of Incorporation and the By-Laws.  This certificate is not valid unless countersigned by the
Transfer Agent and registered by the Registrar.
        Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:                                                                                                CALIFORNIA WATER SERVICE GROUP

        [*CALIFORNIA WATER
          SERVICE GROUP*
           INCORPORATED
              SEAL
        JANUARY 16, 1997
           CALIFORNIA]

                                                                                 [FACSIMILE SIGNATURE]       [FACSIMILE SIGNATURE]
                                                                                             Secretary               President
                                                                                                             Chief Executive Officer

                  [REVERSE SIDE OF PREFERRED STOCK CERTIFICATE]

                         CALIFORNIA WATER SERVICE GROUP

        The Company is authorized to issue common shares without par value and preferred shares of the par value of $25 each. The preferred shares are issuable in series and the Board of Directors is authorized by the Restated Articles of Incorporation, as amended, to fix or alter from time to time the number of shares constituting any wholly unissued series of preferred shares and to fix or alter from time to time the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, the redemption price or prices or the liquidation preferences (including the absence or limited grant of any such rights or preferences) of any wholly unissued series of preferred shares.

        A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares authorized to be issued and upon the holders thereof as established by the Restated Articles of Incorporation, as amended, (or by any certificate of determination of preferences), and the number of shares constituting each series or class and the designation there, as amended, of is available, upon request and without charge, at the office of the Secretary of the Company, 1720 North First Street, San Jose, California 95112, or at the office of the Transfer Agent.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

                                                            UNIF GIFT MIN ACT
        TEN COM - as tenants in common                   ______ Custodian ______
        TEN ENT - as tenants by the entireties           (Cust.)         (Minor)
        JT TEN  - as joint tenants with right of           under Uniform Gifts
                  survivorship and not as tenants             to Minors Act
                  in common

                                                         -----------------------
                                                                 (State)

     Additional abbreviations may also be used though not in the above list.

[In script] For Value received, __________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


                                                                          Shares
------------------------------------------------------------------------
of the Stock represented by the within Certificate, and do hereby irrevocably
constitute and appoint                                                  Attorney
                      ------------------------------------------------

to transfer the said stock on the books of the within-named Company with full power of substitution in the premises.

Dated ________________                               __________________________

In Presence of

----------------------------------


-----------------------------------
The signature should be guaranteed by a brokerage firm or a financial institution that is a member of a securities appointed Medallion program, such as Securities Transfer Agents Medallion Program (STAMP). Stock Exchanges Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature Program (MSP).


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER